UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2009

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D
Las Vegas, Nevada, USA
(Address of Principal Executive Offices)

89103
(Zip Code)

(702) 456-9565
(Registrant’s Telephone Number, Including Area Code)

501-1775 Bellevue Avenue
West Vancouver, B.C., Canada V7V 1A9
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2009, Patriot Gold Corp. (the “Company”) entered into a Property Option Agreement (the “Agreement”) with American International Ventures Inc. (“AIV”), to acquire the exclusive option to an undivided right, title and interest in 28 patented Federal mining claims and millsites located in Nye County, Nevada  (the “Property”).

Simultaneous with the execution and delivery of the Agreement, the Company paid AIV $30,000.  In order to earn its option in the Property, the Company must make annual property option payments each year on April 1 consisting of $35,000 in 2010, $40,000 in 2011, $45,000 in 2012, $50,000 in 2013, $55,000 in 2014, $60,000 in 2015, and $1,185,000 in 2016.  Following which the Company shall be deemed to have exercised its option under the Agreement and shall be entitled to an undivided 100% right, title and interest in and to the Property subject to a 1.5% Net Smelter Return (“NSR”) royalty payable to AIV and a 2% NSR payable to the former Property owner.  The 2% NSR royalty may be purchased by the Company for a total payment of $500,000 and 1% of AIV’s 1.5% NSR royalty can be purchased by the Company for an additional payment of $500,000 at any time up to 30 days after beginning mine construction.

For all the terms and provisions of the Assignment reference is hereby made to such agreement annexed hereto as Exhibit 10.15.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable
(b) Pro forma financial information. Not applicable
(c) Exhibits

Exhibit No.	Description

10.15	Property Option Agreement dated April 1, 2009, by and between American International Ventures Inc. and Patriot Gold Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Gold Corp.
(Registrant)

By: /s/ Herb Duerr
Herb Duerr, President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  April 1, 2009